SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023 (June 15, 2023)

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 15, 2023, the following matters were submitted to the vote of the shareholders, with the results of voting on each such matter as set forth below (vote totals are rounded to the nearest full share).

Proposal 1

Each of the Registrant’s nominees was elected a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

Number of Shares Voted
Name	For	Against	Abstain	Broker Non-Vote
James P. Chambers	35,367,545	680,107	17,779	4,322,955
Hamish A. Dodds	35,787,739	260,374	17,318	4,322,955
Michael J. Griffith	35,178,018	868,449	18,964	4,322,955
Gail Mandel	35,653,384	394,597	17,450	4,322,955
Chris Morris	35,638,600	408,212	18,619	4,322,955
Atish Shah	35,643,119	404,948	17,364	4,322,955
Kevin M. Sheehan	34,854,142	1,193,125	18,164	4,322,955
Jennifer Storms	33,085,093	2,787,286	193,052	4,322,955

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Registered Public Accounting Firm for the fiscal year 2023 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
40,080,262	289,695	18,429	0

Proposal 3

The proposal on the Registrant’s executive compensation was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
32,666,319	3,370,606	28,506	4,322,955

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: June 16, 2023	By:	/s/ Bryan D. McCrory
Bryan D. McCrory
Vice President, Secretary and General Counsel